UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant	( )

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ADVISORY HEDGED OPPORTUNITY FUND
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Advisory Hedged Opportunity Fund
 50210 AXP Financial Center
Minneapolis, MN 55474

March 31, 2005

Dear Shareholder:

On behalf of the Board of Trustees of the Advisory Hedged Opportunity Fund (the "Trust"), I invite you to a special meeting of shareholders of the Trust scheduled for the 25th day of May, 2005, at the offices of American Express Financial Corporation, AXP Financial Center, 200 7th Street South, Minneapolis, MN 55474 at 10:00 a.m., Central Time (the "Special Meeting").

The purpose of the Special Meeting is to ask shareholders to consider the following proposal: (1) to elect William T. Brown, Mary K. Stern and Paula R. Meyer as board members of the Trust; and (2) to transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

We strongly invite your participation by asking you to review these materials and complete and return your Proxy Card as soon as possible.

Detailed information about the proposal is contained in the enclosed materials. Your vote is important to us regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting in person, please read the Proxy Statement and cast your vote promptly. It is important that your vote be received no later than the time of the Special Meeting on May, 25, 2005. VOTING IS QUICK AND EASY. EVERYTHING YOU WILL REQUIRE IS ENCLOSED. To cast your vote simply complete, sign and return the Proxy Card in the enclosed postage-paid envelope. In addition to voting by mail, you may also vote by either telephone or via the Internet.

PLEASE TAKE A FEW MINUTES TO READ THE PROXY STATEMENT AND CAST YOUR VOTE.

If you have any questions after considering the enclosed materials, please call 1-800-390-1560.

Sincerely,

/s/ Peter A. Gallus
 Peter A. Gallus
Vice President and Secretary
Advisory Hedged Opportunity Fund

Advisory Hedged Opportunity Fund
 50210 AXP Financial Center
Minneapolis, MN 55474

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2005

To the Shareholders:

The Advisory Hedged Opportunity Fund (the "Trust") will hold a special meeting of its shareholders (the "Special Meeting") on May 25, 2005, at the offices of American Express Financial Corporation, AXP Financial Center, 200 7th Street South, Minneapolis, MN 55474 at 10:00 a.m., Central Time, for the following purpose:

1.   To elect the Board of Trustees of the Trust; and

2.   To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

You are entitled to vote at the Special Meeting and any adjournment(s) or postponement(s) thereof if you owned shares of the Trust at the close of business on February 28, 2005 (the "Record Date").

Whether or not you plan to attend the Special Meeting in person, please vote your shares. In addition to voting by mail, you may also vote by either telephone or via the Internet, as follows:

To vote by telephone:	To vote by electronic mail:
(1) Read the Proxy Statement and have your Proxy Card at hand.	(1) Read the Proxy Statement and have your Proxy Card at hand.
(2) Call the toll-free number that appears on your Proxy Card.	(2) Initiate an electronic mail message to AHOF@aexp.com.

(3) Give your control number to the responding representative. You will be asked to verbally provide your vote. If no representative is available, you may leave your control number and your vote in a voice message. By leaving your return telephone number, you will receive a telephone call confirming your vote was received.

(3) Enter the control number set forth on the Proxy Card and your vote in the body of the electronic mail message. You will receive a return electronic mail message indicating your vote was received.

We encourage you to vote by telephone or via the Internet using the control number that appears on your enclosed Proxy Card. Use of telephone or Internet voting will reduce the time and costs associated with this proxy solicitation.

Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

PLEASE RESPOND - WE ASK THAT YOU VOTE PROMPTLY.
YOUR VOTE IS IMPORTANT.
By Order of the Board of Trustees
/s/ Peter A. Gallus Peter A. Gallus Vice President and Secretary Advisory Hedged Opportunity Fund March 31, 2005

Advisory Hedged Opportunity Fund
 50210 AXP Financial Center
Minneapolis, MN 55474
 ________

PROXY STATEMENT
________

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2005

THIS PROXY STATEMENT IS BEING FURNISHED TO YOU IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF TRUSTEES (the "BOARD") OF ADVISORY HEDGED OPPORTUNITY FUND (the "Trust"), to be voted at a Special Meeting of Shareholders to be held on May 25, 2005, at the offices of American Express Financial Corporation ("AEFC"), AXP Financial Corporation, 200 7th Street South, Minneapolis, MN 55474 at 10:00 a.m., Central Time, for the purpose set forth below and described in greater detail in this Proxy Statement. The meeting and any adjournment(s) or postponement(s) of the meeting is referred to in this Proxy Statement as the "Special Meeting."

Proposal
Election of Board of Trustees of the Trust

You are entitled to vote at the Special Meeting and any adjournment(s) or postponement(s) if you owned shares of the Trust at the close of business on February 28, 2005 ("Record Date"). The date of the first mailing of the Proxy Cards and this Proxy Statement to shareholders will be on or about April 3, 2005.

Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Shares represented by proxies, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions of the shareholders. If Proxy Cards have been executed, but no instructions are given, such proxies will be voted in favor of the proposal. To revoke a proxy, the shareholder giving such proxy must either (1) submit to the Trust a subsequently dated Proxy Card, (2) deliver to the Trust a written notice of revocation, or (3) otherwise give notice of revocation in open meeting, in all cases prior to the exercise of the authority granted in the proxy.

The presence in person or by proxy of the holders of record of one-third (1/3) of the total shares outstanding of the Trust on the Record Date shall constitute a quorum at the Special Meeting for purposes of the proposal. As of February 28, 2005, IDS Life Insurance Company ("IDS") held 62.7% of the total outstanding shares of the Trust. IDS is an affiliate of AEFC and is under common control with American Express Corporation, the ultimate parent of IDS and AEFC. The Trust has been advised by IDS that in accordance with internal proxy voting policies, IDS intends to vote the shares of the Trust that it owns FOR and AGAINST each proposal at the Special Meeting in the same proportion as the total votes that are cast FOR and AGAINST that proposal by other shareholders of the Trust (commonly referred to as "mirror" or "echo" voting).

If a shareholder wishes to participate in the Special Meeting, but does not wish to authorize the execution of a proxy by telephone or through the Internet, the shareholder may still vote by mail by submitting the Proxy Card included with this Proxy Statement or attend the Special Meeting in person to vote.

The most recent annual report of the Trust, including financial statements, for the fiscal year ended March 31, 2004, and the most recent semi-annual report for the period ended September 30, 2004, have been mailed previously to shareholders. If you would like to receive additional copies of these shareholder reports free of charge, or copies of any subsequent shareholder report, please contact the Trust by writing to the address set forth on the first page of this Proxy Statement or by calling 1-800-390-1560. Requested shareholder reports will be sent by first class mail within three business days of the receipt of the request.

__________

PROPOSAL 1
ELECTION OF TRUSTEES
__________

What are shareholders being asked to approve?

The purpose of this proposal is to elect Trustees to the Board. It is intended that the enclosed Proxy Card will be used to vote for the nominees listed below (each a "Nominee" and, collectively, the "Nominees"). Each of the Nominees is standing for election.

Who are the Nominees to the Board?

Information about the Nominees, including their addresses, dates of birth and principal occupations during the past five years, and other current directorships of publicly traded companies or funds, is set forth in the table below. Each Nominee has agreed to serve on the Board if elected by shareholders. A Nominee is deemed to be "independent" to the extent the Nominee is not an "interested person" of the Trust, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended ("1940 Act") (an "Independent Trustee"). The Nominee whose name is preceded by an asterisk (*) is currently a Trustee and has served in that capacity since originally elected or appointed. The non-incumbent Nominees were recommended by the Compensation and Nominating Committee of the Board and by the Independent Trustees of the Trust.

Name, Address, and Date of Birth	Position(s) with the Trust, Term of Office,[2] and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Nominee	Other Directorships Held by Nominee
Independent Nominees
*William T. Brown[1] DOB: 08/27/1957 c/o Advisory Hedged Opportunity Fund 50210 AXP Financial Center Minneapolis, MN 55474	Trustee, served since September, 2003	Mr. Brown is a principal of Granite Equity Partners (private equity firm) (since 2002) and a managing director of Whitecliff Capital Partner (private equity firm) (since 1991).	1	Mr. Brown is also a director of UniqueScreen Media Inc. (in-theatre advertising) (since 2004); Sinex Aviation Technologies Corp (software) (since 2003); Stonebridge Capital Advisors LLC (portfolio management) (since 1997); Windward Petroleum Inc. (lubricants distribution) (since 1998); and Verisae Inc. (software) (since 2002).
Mary K. Stern |DOB: 07/01/1948 c/o Advisory Hedged Opportunity Fund 50210 AXP Financial Center Minneapolis, MN 55474	None	Ms. Stern is President and CEO of MKS Associates (investment management consulting firm) (since 2000), and previously served as President of Sit Mutual Funds (investment company) and Vice President of Sit Investment Associates (investment advisory firm) (1994 - 2000).	1
Interested Nominee
Paula R. Meyer[3] DOB: 03/18/1954 c/o Advisory Hedged Opportunity Fund 596 AXP Financial Center Minneapolis, MN 55474	None	Ms. Meyer is Senior Vice President of AEFC. She also serves as President of American Express Funds, President of American Express Certificate Company and American Express International Deposit Corporation.	1	Ms. Meyer is a director of American Express Certificate Company and American Express International Deposit Corporation.
[1]

Mr. Brown is the brother-in-law of a vice president and counsel at AEFC. Such AEFC vice president/counsel acts as lead AEFC internal counsel with respect to the services AEFC provides to the Trust and is not an officer of the Trust. Mr. Brown also serves as the chief executive officer of two limited liability companies ("LLCs") in which such AEFC vice president/counsel has invested. These LLCs were formed exclusively for the benefit of Brown family members for investment purposes. Such investments by this AEFC vice president/counsel, in the aggregate, amount to less than $30,000.00 of the assets of the two LLCs.

2	Each Trustee serves for an indefinite term.
[3]

Ms. Meyer will be an "interested person" under Section 2(a)(19) of the 1940 Act of the Trust because she serves as Senior Vice President of AEFC, the Trust's investment manager. If elected, Ms. Meyer will replace William F. "Ted" Truscott as a Trustee. Mr. Truscott currently serves as Chairman and President of the Trust and has decided to resign from the Board effective upon the election of his replacement at the Special Meeting.

The Trust's Declaration of Trust does not provide for the annual election of Trustees. However, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of Trustees at such times as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, after filling a vacancy on the Board, less than two-thirds of the Trustees holding office would have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders.

Executive Officers

Officers of the Trust are appointed by the Board to oversee the day-to-day activities of the Trust. Information about the executive officers of the Trust, including their principal occupations during the past five years, is set forth in the Exhibit A. Certain of these officers are also officers of AEFC.

Share Ownership

As of the Record Date, each of the Nominees and executive officers of the Trust beneficially owned individually and collectively as a group less than 1% of the outstanding shares of the Trust.

The following table sets forth the aggregate dollar range of equity securities owned by each Nominee of the Trust solicited by this Proxy Statement and of all investment companies in the Fund Complex overseen by each Nominee in the Fund Complex as of January 31, 2005. The information as to beneficial ownership is based on statements furnished by each Nominee.

	Dollar Range of Equity Securities in the Trust[1]	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies ("Fund Complex")[2]
Name of Nominee/Trustee
William T. Brown	None	None
Mary K. Stern	None	None
Paula R. Meyer	None	None
William F. Truscott[3]	Over $100,000	Over $100,000
1	Securities valued as of January 31, 2005.
2	The Fund Complex includes 89 investment portfolios in the American Express umbrella of investment companies.
3	Mr. Truscott, the current Chairman of the Board, has decided to resign from the Board effective upon the election of his replacement at the Special Meeting.

It is expected that the Board, which is currently composed of one Interested Trustee and one Independent Trustee, will meet at least quarterly at regularly scheduled meetings. During the most recent fiscal year beginning October 1, 2003 (commencement of operations) and ending March 31, 2004, the Board met twice. Mr. Brown attended all of the meetings of the Board held during the last fiscal year, including the meetings of the Board's standing Committees on which he was a member. The Trust does not hold annual meetings and therefore the Board does not have a policy with regard to Trustee attendance at such meetings.

Compensation

The Trust pays each Trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) an annual retainer of $10,000 and the Trust reimburses each Independent Trustee for travel and other expenses incurred in connection with attendance at such meetings. For the fiscal year ended March 31, 2004, the Trust paid the following compensation to the Trustees of the Trust.

The Compensation Table below sets forth the total compensation paid to the Trustees from the Trust and the Fund Complex.

Name of Person, Position	Aggregate Compensation From the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From the Fund Complex[1]

William T. Brown, Trustee	$5,000	N/A	N/A	$5,000
L. Steven Goldstein, Trustee[2]	$5,000	N/A	N/A	$5,000
William F. Truscott, Trustee[3]	None	N/A	N/A	None

[1]	The Fund Complex includes 89 investment portfolios in the American Express umbrella of investment companies.
2	Mr. Goldstein resigned as a Trustee, effective December 31, 2004.
3

As an "interested" person of the Trust, Mr. Truscott does not receive compensation from the Trust or the Fund Complex. Mr. Truscott, the current Chairman of the Board, has decided to resign from the Board effective upon the election of his replacement at the Special Meeting.

Standing Committees

The Board currently has three standing committees: audit committee, valuation committee, and compensation and nominating committee.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trust. The audit committee (i) recommends to the Board the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Trust; and (v) reviews the adequacy and effectiveness of internal controls and procedures. The Audit Committee of the Trust was formed at the Organizational meeting of the Board on September 18, 2003 at which time the Independent Trustees approved the independent auditors. The Audit Committee held no meetings between the commencement of operations in October of 2003 and the fiscal year ending March 31, 2004. The Audit Committee met once between the end of the most recent fiscal year and December 31, 2004. The Audit Committee consists of all Independent Trustees of the Trust, which prior to December 31, 2004, included William T. Brown and L. Steven Goldstein. Mr. Goldstein resigned as a Trustee, effective December 31, 2004. To date, all meetings of the Audit Committee were attended by both William T. Brown, Chairman of the Audit Committee, and L. Steven Goldstein. Due to the resignation of Mr. Goldstein, the Audit Committee currently consists of Mr. Brown.

As part of its oversight of the Trust's financial statements, the Audit Committee members individually reviewed and discussed with AEFC and Ernst & Young LLP ("E&Y") the Trust's financial statements for the fiscal year ended March 31, 2004. Based on these reviews and discussions, the Audit Committee recommended to the Board that the financial statements as of and for the fiscal year ended March 31, 2004, be included in the Trust's Annual Report to shareholders.

Valuation Committee

The Board has designated AEFC's valuation committee to serve as the Valuation Committee of the Trust. The Valuation Committee's function, subject to the oversight of the Board, is generally to review the Trust's valuation methodologies, valuation determinations, and any information provided to the Valuation Committee by AEFC. The Valuation Committee has been assigned to act in accordance with the Trust's valuation procedures as approved by the Board. Changes in its membership are subject to Board notification. The Board reviews matters arising from the Valuation Committee's considerations. In addition, AEFC has established an Investment Review Committee, which considers investment management policies and strategies, investment performance, risk management techniques, and securities trading practices and reports areas of concern to the Board. During the Trust's fiscal year ended March 31, 2004, the Valuation Committee held five meetings, and met seven times between the end of the most recent fiscal year and December 31, 2004.

Compensation and Nominating Committee

The Board has formed a Compensation and Nominating Committee (the "Nominating Committee") that is responsible for nominating individuals to serve as Trustees for the Trust and for determining the composition of any constituent committees of the Board. The Nominating Committee consists of the Trust's Independent Trustees, which prior to December 31, 2004, included William T. Brown and L. Steven Goldstein. Due to the resignation of Mr. Goldstein, the Nominating Committee currently consists of Mr. Brown. Prior to his resignation, Mr. Goldstein participated in and approved the nomination of Mary K. Stern as Independent Trustee. Because the Nominating Committee was established in October 2004, it held no meetings during the last fiscal year. Since the establishment of this Committee, it has met three times. The Nominating Committee's Charter is reproduced in Exhibit B.

The process of identifying nominees involves the consideration of candidates recommended by one or more of the following: current Trustees, officers, certain shareholders (provided the conditions set forth in the Nominating Committee's Charter are met (see Exhibit B and the discussion below), and other sources that the Nominating Committee deems appropriate, including third-party search firms.

The Nominating Committee will nominate for Board membership only individuals who at the time of nomination and in the reasonable belief of the Committee:

i) have substantial expertise, knowledge or experience that would contribute to the overall effectiveness of the Board, including the Board's oversight of the Trust and protection of the interests of the Trust's shareholders;

ii) have a degree from an accredited university or college in the United States, the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant;

iii) have no criminal convictions (other than traffic violations) or felony or misdemeanor convictions involving the purchase or sale of a security;

iv) have not been the subject of any order, judgment or decree (which was not subsequently reversed, suspended or vacated) of any federal or state authority finding that the individual violated or is in violation of any federal or state securities laws; and

v) would not cause the Trust, as determined by the Committee in consultation with counsel to the Trust or the Independent Trustees, to be in violation of or not in compliance with:

(1) any applicable law, regulation or regulatory interpretation;

(2) the Trust's organizational documents; or

(3) any policy adopted by the Board setting forth a mandatory retirement age of Trustees or a mandatory percentage of Trustees who must be Independent Trustees.

In addition to the above considerations, the Nominating Committee will nominate as Independent Trustees only persons who qualify as such under the 1940 Act. In evaluating a nominee candidate for the position of Independent Trustee or chairperson of any committee of the Board, the Nominating Committee will also consider the effect of any relationships of that person beyond those delineated in the 1940 Act that might impair that person's independence, such as business, financial or family relationships with the investment adviser, distributor or any other service provider to the Trust. In addition, the Nominating Committee may consider the skills and experience of each nominee candidate and whether a nominee candidate's skills and experience will complement that of the current Board members and enhance the overall expertise of the Board, including the ability of the nominee candidate to serve as an "audit committee financial expert" ("ACFE"), as that term is defined in rules and regulations adopted by the Securities and Exchange Commission ("SEC") or under the Sarbanes-Oxley Act of 2002.

With respect to the nomination of Trustees, the Nominating Committee will consider the recommendations of shareholders if the shareholder or shareholder group recommending the nominee candidate:

(i) submits the recommendation to the Committee within the first quarter of the current calendar year;

(ii) has not previously submitted a nominee candidate within the current calendar year;

(iii) beneficially owns, either individually or in the aggregate and both at the time of the recommendation and the time of the Board's vote to fill the position for which the nominee candidate was recommended, more than 5% of the outstanding voting securities of the Trust and has beneficially owned such securities continuously for at least two years immediately preceding the recommendation, provided that in owning such securities the shareholder or shareholder group bears the economic risk of the investment and has not entered into any transaction designed to offset such risk;

(iv) submits with the recommendation a document, the form of which may be provided by the Trust, containing: (a) a certification of the number of shares for which the shareholder or at least one member of the shareholder group has (1) sole or shared power to vote or direct the vote and (2) sole or shared power to dispose of or direct the disposition of such shares; (b) each recommending shareholder's contact information; (c) the nominee candidate's contact information and the number of Trust shares, if any, owned by the nominee candidate; (d) all information regarding the nominee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and (e) a notarized letter executed by the nominee candidate, stating his or her willingness to serve on the Board and to be named in a proxy statement issued by the Trust; and

(v) with respect to the nominee candidate recommended by any shareholder or group of shareholders:

(1) would satisfy, if appointed as Independent Trustee, all applicable minimum qualifications provided herein and in the Trust's organizational documents;

(2) is not the recommending shareholder or a member of the recommending shareholder group, as applicable, or an immediate family member of either of the foregoing;

(3) is not currently employed, and has not been employed within the last year, by the recommending shareholder or a member of the recommending shareholder group, as applicable, and has no immediate family member who is or has been so employed;

(4) has not accepted, and has no immediate family member who has accepted, directly or indirectly, during the year of the election for which the nominee candidate was recommended or the calendar years of and immediately preceding the date of the recommendation, any consulting, advisory or other compensatory fee from the recommending shareholder or any member of the recommending shareholder group, as applicable;

(5) is not an executive officer, director, or affiliate of, and does not "control" (as that term is defined by Section 2(a)(9) of the 1940 Act), the recommending shareholder or any member of the recommending shareholder group, as applicable; and

(6) has not been previously considered as a nominee candidate by the Committee.

Nominee Mary K. Stern was recommended by Trustee William T. Brown. Nominee Paula R. Meyer was recommended by AEFC. Both nominees were approved by the Trust's Nominating Committee. While the Nominating Committee has the authority to employ a third-party to assist it in locating and evaluating potential nominees, the Trust did not pay any such third-party, or receive any related services from any such third-party, with respect to the nominees contained in this proxy.

Shareholder Approval: Election of the Nominee(s) for the position of Trustee, with regard to the Trust, must be approved by a plurality of the votes cast in person or by proxy at the Special Meeting at which a quorum exists. A plurality is when a person wins an election by having the most votes, as opposed to a majority where a person gets more than half of the votes. One-third (1/3) of the shares of the Trust outstanding on the Record Date, either present in person or represented by proxy, constitutes a quorum for the transaction of business with respect to the proposal.

Each dollar of net asset value of the Trust shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. As noted above, as of February 28, 2005, IDS, an affiliated of AEFC, held 62.7% of the total outstanding shares of the Trust. The Trust has been advised by IDS that in accordance with internal proxy voting policies, IDS intends to vote the shares of the Trust that it owns FOR and AGAINST each proposal at the Meeting in the same proportion as the total votes that are case FOR and AGAINST that proposal by other shareholders of the Trust (sometimes called "mirror" or "echo" voting).

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF THE TRUST.

GENERAL INFORMATION ABOUT THE TRUST

Management and Other Service Providers

Set forth below is a description of the service providers of the Trust.

Investment Manager

Under the supervision of the Board and pursuant to an investment management services agreement ("Investment Management Agreement"), American Express Financial Corporation ("AEFC"), 200 AXP Financial Center, Minneapolis, Minnesota 55474, serves as the manager to the Trust. AEFC provides the Trust with ongoing investment guidance, policy direction and monitoring of the Trust pursuant to the Investment Management Agreement. The Investment Management Agreement may be terminated by the Board or by a vote of the majority of the outstanding voting securities of the Trust, as defined in the 1940 Act.

AEFC is a Delaware corporation and an investment adviser registered under the Investment Advisers Act of 1940. AEFC is a wholly owned subsidiary of American Express Company, a financial services company headquartered in New York City. AEFC and its affiliates serve as investment advisers to other registered and/or private investment companies with similar investment programs. In addition to managing the Trust, AEFC manages all of the AXP Mutual Funds as well as investments for itself and its affiliates. For institutional clients, AEFC and its subsidiaries also provide investment management and related services such as separate account asset management, institutional trust and custody, and employee benefit plan administration, as well as investment products.

On Feb. 1, 2005, American Express Company announced plans to pursue a spin-off of 100% of the common stock of AEFC to shareholders of American Express Company. The transaction, expected to be completed in the third quarter of 2005, is subject to certain regulatory and other approvals, as well as final approval by the board of directors of American Express Company. Upon completion of the transaction AEFC will be a publicly traded company separate from American Express Company. The current agreements between the Fund and AEFC and its affiliates will remain in place. No changes in operations or personnel are anticipated.

AEFC has appointed an investment committee (the "Investment Committee") that is responsible for the day-to-day management of the Trust's investments and is primarily responsible for selecting Money Managers and allocating the Trust's assets among various investment vehicles.

Set forth in Exhibit C is certain information with respect to the executive officers and directors of AEFC.

Administrator and Sub-Administrator

Pursuant to an administrative services agreement (the "Administration Agreement"), AEFC also provides administrative services to the Trust. AEFC or its delegate provides valuation, corporate secretarial, and registrar services to the Trust. AEFC or its delegate also provides services in connection with communicating with investors and other persons with respect to the Trust. The Administration Agreement may be terminated at any time without penalty by either AEFC or the Trust upon 60 days' notice. The Administration Agreement contains limitations on liabilities and indemnities in favor of AEFC with respect to its performance thereunder, generally in the absence of its willful misfeasance, bad faith, or negligence.

In accordance with the terms of the Administration Agreement and with the approval of the Board, AEFC engaged BISYS Fund Services Ohio, Inc. ("BISYS"), whose principal business address is 3435 Stelzer Road, Columbus, OH 43219, to serve as the Trust's sub-administrator pursuant to a transfer agency and sub-administration agreement between BISYS and AEFC ("Transfer Agency and Sub-Administration Agreement"). Under the Transfer Agency and Sub-Administration Agreement, BISYS provides administrative, accounting, compliance and investor services to the Trust.

Custodian

Huntington National Bank ("Custodian), whose principal address is Easton Business Service Center, 7 Easton Oval EA4E72, Columbus, Ohio 43219, serves as the custodian of the Trust's assets pursuant to a custody agreement with the Trust, effective February 1, 2005, under which the Custodian maintains a separate account in the name of the Trust, holds and transfers portfolio securities on account of the Trust, accepts receipts and makes disbursements of money on behalf of the Trust, collects and receives all income and other payments and distributions on account of the Trust's securities, and provides statements and reports to the Trust concerning the Trust's operations.

Transfer Agent

BISYS, the Trust's sub-administrator, also serves as transfer and shareholder servicing agent pursuant to the Transfer Agency and Sub-Administration Agreement. Pursuant to the terms of the Transfer Agency and Sub-Administration Agreement, BISYS issues and provides for repurchases of Shares, addresses and mails all communications by the Trust to its record owners, including shareholder reports, distribution notices and proxy materials for any shareholder meetings, maintains shareholder accounts, responds to correspondence from shareholders, and makes periodic reports to the Board concerning the operations of the Trust.

Registered Public Accounting Firm

For the fiscal year ended March 31, 2004, Ernst &Young LLP ("E&Y") served as registered public accountant to the Trust. Based on current business strategies and priorities, E&Y declined to seek re-appointment as registered public accountant for the Trust. The Trust had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure that would have caused E&Y to decline to seek re-appointment, nor were there any adverse opinions or disclaimer of opinion, modification, or qualification by E&Y. Similarly, there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

On March 30, 2004, upon recommendation by the Trust's Audit Committee, the Board selected KPMG LLP ("KPMG") to replace E&Y as the Trust's independent public accountant for the fiscal year ended March 31, 2005.  KPMG's principal place of business is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402. KPMG, in accordance with Independence Standards Board Standard No. 1, confirmed to the Audit Committee that they are independent auditors with respect to the Trust. Representatives from KPMG are expected to attend the Special Meeting and will have the opportunity to make a statement if they desire to do so.  In addition, KPMG representatives are expected to be available to respond to appropriate questions from shareholders.

Certain information concerning the fees and services provided by E&Y to the Trust, AEFC, and any entity controlling, controlled by or under common control of AEFC that provides ongoing services to the Trust, are referred to as "Service Affiliates." Such information covers the period from the inception of the Trust to the end of the last fiscal year, March 31, 2004.

(1) Audit Fees. The aggregate fees billed for the most recent fiscal year for the Trust ended on March 31, 2004 (the "Reporting Period") for professional services rendered by E&Y for the audit of the Trust's annual financial statements, or services that are normally provided by E&Y in connection with the statutory and regulatory filings or engagements for the Reporting Period, were as follows:

Fiscal Year Ended	Audit Fees
3/31/04	$54,000

(2) Audit-Related Fees. The aggregate fees billed for assurance and related services by E&Y to any Service Affiliates that were reasonably related to the performance of the annual audit of the Service Affiliates for the prior fiscal year were as follows:

Fiscal Year Ended	Audit-Related Fees
3/31/04	$34,900

(3) Tax Fees. The aggregate fees billed to the Trust in the Reporting Period for professional services rendered by E&Y for tax compliance, tax advice and tax planning ("Tax Services") for the prior fiscal year were as follows:

Fiscal Year Ended	Tax Fees
3/31/04	$3,500

These services consisted of review or preparation of U.S. federal, state, local and excise tax returns. There were no fees billed in the Reporting Period for Tax Services by E&Y to Service Affiliates.

(4) All Other Fees. There were no other fees billed in the Reporting Period for products and services provided by E&Y to the Trust, or services provided to Service Affiliates other than the services reported above.

The aggregate non-audit fees billed by E&Y for services rendered to the Trust and to the Service Affiliates were $7,851,000 for 2002 and $3,542,000 for 2003.

In pre-approving any non-audit services provided to Service Affiliates, the Audit Committee determined that such services were compatible with maintaining E&Y's independence.

The Audit Committee considers and approves any non-audit services to be provided to the Service Affiliates by the Trust's registered public accounting firm and the fees to be charged for such non-audit services. Approval considerations include whether the proposed services are compatible with maintaining the registered public accounting firm's independence. The Chairman of the Audit Committee has been given the authority to approve permissible non-audit services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and Section 30(h) of the 1940 Act, as applied to the Trust, require the Trust's officers, Trustees, investment adviser, affiliates of the investment adviser, and persons who beneficially own more than 10% of a registered class of the Trust's outstanding securities ("Reporting Persons"), to file reports of ownership of the Trust's securities and changes in such ownership with the SEC, subject to certain exceptions. Such persons are required by SEC regulations to furnish the Trust with copies of all such filings. Based solely on its review of the copies of such forms received by it and representations from certain Reporting Persons, the Trust believes that during the fiscal year ended March 31, 2004, the Reporting Persons complied with all applicable filing requirements.

OTHER BUSINESS

The Board does not intend to present any other business at the Special Meeting. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

The Trust does not hold annual shareholder meetings. Any shareholder proposal intended to be presented at any future meeting of shareholders must be received by the Trust at its principal office a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in that Proxy Statement relating to such meeting.

Shareholders who wish to communicate with the Board regarding this proxy should send communications to the attention of the Secretary of the Trust, 50210 AXP Financial Center, Minneapolis, MN 55474 and communications will be directed to the Trustee or Trustees indicated in the communication or, if no Trustee or Trustees are indicated, to the Chairman of the Board.

VOTING INFORMATION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board to be used at the Special Meeting. This Proxy Statement, along with a Notice of the Special Meeting and Proxy Card, is first being mailed to shareholders of the Trust on or about April 3, 2005. Only shareholders of record as of the close of business on the Record Date, February 28, 2005, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. If the enclosed form of Proxy Card is properly executed and returned in time to be voted at the Special Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked but properly executed Proxy Cards will be voted FOR the proposal. A proxy may be revoked at any time before or at the Special Meeting by written notice to the Secretary of the Trust at the address on the cover of the Proxy Statement or by attending and voting at the Special Meeting. Unless revoked, all valid and executed proxies will be voted in accordance with the specifications thereon or, in the absence of such specifications, FOR the election of the Trustees.

Quorum & Voting Requirement

One-third (1/3) of the shares of the Trust outstanding on the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business with respect to the proposal to elect the Nominees for the Trust. Each dollar of net asset value of the Trust shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. The Nominees for election as Trustees at the Special Meeting will be elected by a plurality of the shares of the Trust voted at the Special Meeting for the election of the Trustees, as described above. If all of the Nominees for election as Trustees are not elected, the Trustees will consider what other actions to take in the best interest of the Trust.

ADJOURNMENTS

In the event that sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require an affirmative vote by the holders of a majority of the shares of the Trust present in person or by proxy and entitled to vote at the Special Meeting. In determining whether to adjourn the Special Meeting, the following factors may be considered: the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Generally, votes cast in favor of a proposal will be voted in favor of adjournment while votes cast against a proposal will be voted against adjournment. The persons named as proxies will vote upon such adjournment after consideration of the best interests of all shareholders of the Trust.

EFFECT OF ABSTENTIONS AND BROKER "NON-VOTES"

If applicable, for purposes of determining the presence of a quorum for transacting business at the Special Meeting, executed proxies marked as abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present for quorum purposes but which have not been voted. As a result, such abstentions and broker "non-votes" will have the effect of a vote against the proposal.

PROXY SOLICITATION

Proxies are solicited by mail. Additional solicitations may be made by telephone or personal contact by officers or employees of AEFC and its affiliates or by proxy soliciting firms retained by AEFC. The cost of solicitation will be borne by AEFC.

SHARE INFORMATION

For the Trust's shares entitled to vote at the Special Meeting, the number of shares outstanding as of the Record Date is as follows:

NAME OF FUND	NUMBER OF SHARES OUTSTANDING AND ENTITLED TO VOTE

                            Advisory Hedged Opportunity Fund                                                                     4,181,258.35

FUND SHARES OWNED BY CERTAIN BENEFICIAL OWNERS

For a list of persons or entities that owned beneficially or of record 5% or more of the outstanding shares of the Trust as of the Record Date, please refer to Exhibit D.

Exhibit A

Current Executive Officers of the Trust

Name, Address and Date of Birth	Position(s) Held with Trust	Principal Occupation(s) During Past 5 Years
William F. "Ted" Truscott American Express Financial Corporation ("AEFC") 50239 AXP Financial Center Minneapolis, MN 55474 (9/14/60)	President

Mr. Truscott is the Chief Investment Officer for American Express Financial Corporation (since 2001). From 2000-2001, he was Chief Investment Officer of Zurich Scudder Investments. From 1999-2000, he was Managing Director of Zurich Scudder Investments.

Peter Gallus American Express Financial Corporation ("AEFC") 813 AXP Financial Center Minneapolis, MN 55474 (9/24/46)	Vice President and Secretary	Mr. Gallus is the Chief Administrative Officer (Investments) for AEFC, holding that position since 2003. Previously, he served as Vice President of Investment Administration since 1999.
Joseph Krekelberg American Express Financial Corporation ("AEFC") 813 AXP Financial Center Minneapolis, MN 55474 (8/27/67)	Treasurer

Mr. Krekelberg is Vice President and Lead Financial Officer - Investments at AEFC (since May 2002). Mr. Krekelberg was Director - Strategic Business Analysis, Finance from May 2001 to May 2002 and Director of Annuity Product Development from August 1998 to May 2001 at AEFC. Prior to August 1998, he was a Senior Business Analyst in Corporate Strategy and Development at AEFC.

Scott R. Plummer American Express Financial Corporation ("AEFC") 813 AXP Financial Center, Minneapolis, MN 55474 (07/11/59)	Chief Compliance Officer

Mr. Plummer is Vice President, Asset Management Compliance of AEFC since May 2004. From October 2002 to May 2004, he served as Senior Vice President and Chief Compliance Officer of US Bancorp Asset Management. From April 2001 to July 2002, he served as Second Vice President and Assistant General Counsel for Hartford Life.

Exhibit B

ADVISORY HEDGED OPPORTUNITY FUND

(the "Fund")

COMPENSATION AND NOMINATING COMMITTEE CHARTER

I.     Statement of Purpose

There shall be a committee of the Board of Trustees of the Fund ("Board") to be known as the Nominating Committee ("Committee"). Among its functions, the Committee shall: (A) consider and adopt policies and procedures with respect to the activities and responsibilities of the Committee; (B) consider and nominate to the Board candidates for membership on the Board; (C) oversee the composition of the Board and any constituent committees of the Board; and (D) periodically review the compensation of trustees.

II.    Committee Composition

The Committee shall be composed exclusively of trustees of the Board who are not deemed "interested persons" (within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended ("1940 Act")) of the Fund ("Independent Trustees"). The Committee may elect a chairperson of the Committee.

III.    Duties and Powers

        A.    Nominations. In the event that there is a vacancy on the Board or the need for the Board to otherwise consider the addition of a new member, the Committee shall be responsible for (1) identifying and evaluating potential candidates to fill any such vacancy on the Board; (2) selecting from among the potential candidates a nominee to be presented to the full Board for its consideration; and (3) recommending to the full Board a nominee to fill any such vacancy. The Committee shall also be responsible for considering and recommending to the full Board (for its consideration and approval) a member to fill any vacancy in the position of chairperson of any committee of the Board.

        B.    Identifying Nominee Candidates. In order to identify nominee candidates, the Committee may consider recommendations from all sources that it deems appropriate, including: (1) any Trustee; (2) certain shareholders of the Fund, as described in section III.C.3. of this Charter; and (3) any officer of the Fund. The Committee may engage one of more third-party search firms to assist in this identification process.

        C.    Evaluating Nominees Candidates.

1.    Minimum Qualifications of All Nominees. The Committee will nominate for Board membership only individuals who at the time of nomination and in the reasonable belief of the Committee:

a)  have substantial expertise, knowledge or experience that would contribute to the overall effectiveness of the Board, including the Board's oversight of the Fund and protection of the interests of the Fund's shareholders;

b) have a degree from an accredited university or college in the United States, the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant;

c) have no criminal convictions (other than traffic violations) or felony or misdemeanor convictions involving the purchase or sale of a security;

d) have not been the subject of any order, judgment or decree (which was not subsequently reversed, suspended or vacated) of any federal or state authority finding that the individual violated or is in violation of any federal or state securities laws; and

e) would not cause the Fund, as determined by the Committee in consultation with counsel to the Fund or the Independent Trustees, to be in violation of or not in compliance with:

(i) any applicable law, regulation or regulatory interpretation;

(ii) the Fund's organizational documents; or

(iii) any policy adopted by the Board setting forth a mandatory retirement age of Trustees or a mandatory percentage of Trustees who must be Independent Trustees.

2.  Additional Considerations in Evaluating Nominee Candidates. The Committee shall nominate as Independent Trustees only persons who qualify as such under the 1940 Act. As of January 16, 2006, the Board shall nominate as chairperson of the Board only a person that qualifies as an Independent Trustee. In evaluating a nominee candidate for the position of Independent Trustee or chairperson of any committee of the Board, the Committee shall also consider the effect of any relationships of that person beyond those delineated in the 1940 Act that might impair that person's independence, such as business, financial or family relationships with the investment adviser, distributor or any other service provider to the Fund. In addition, the Committee may consider the ability of the nominee candidate to serve as an "audit committee financial expert" ("ACFE"), as that term is defined in rules and regulations adopted by the Securities and Exchange Commission ("SEC") or under the Sarbanes-Oxley Act 0f 2002. Further, the Committee may consider the skills and experience of each nominee candidate and whether a nominee candidate's skills and experience will complement that of the current Board members and enhance the overall expertise of the Board.

3.  Consideration of Nominee Candidates Recommended by Shareholders. A single shareholder or a group of shareholders of the Fund may recommend nominee candidates to the Committee for its evaluation and consideration, provided that, in the reasonable belief of the Committee, the following conditions are met:

a) The shareholder or shareholder group recommending the nominee candidate:

(i) submits the recommendation to the Committee within the first quarter of the current calendar year;

(ii) has not previously submitted a nominee candidate within the current calendar year;

(iii) beneficially owns, either individually or in the aggregate and both at the time of the recommendation and the time of the Board's vote to fill the position for which the nominee candidate was recommended, more than 5% of the outstanding voting securities of the Fund and has beneficially owned such securities continuously for at least two years immediately preceding the recommendation, provided that in owning such securities the shareholder or shareholder group bears the economic risk of the investment and has not entered into any transaction designed to offset such risk; and

(iv) submits with the recommendation a document, the form of which may be provided by the Fund, containing: (a) a certification of the number of shares for which the shareholder or at least one member of the shareholder group has (1) sole or shared power to vote or direct the vote and (2) sole or shared power to dispose of or direct the disposition of such shares; (b) each recommending shareholder's contact information; (c) the nominee candidate's contact information and the number of Fund shares, if any, owned by the nominee candidate; (d) all information regarding the nominee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934; and (e) a notarized letter executed by the nominee candidate, stating his or her willingness to serve on the Board and to be named in a proxy statement issued by the Fund;

b) The nominee candidate recommended by any shareholder or group of shareholders:
(i) would satisfy, if appointed as Independent Trustee, all applicable minimum qualifications provided herein and in the Fund's organizational documents;

(ii) is not the recommending shareholder or a member of the recommending shareholder group, as applicable, or an immediate family member of either of the foregoing;

(iii) is not currently employed, and has not been employed within the last year, by the recommending shareholder or a member of the recommending shareholder group, as applicable, and has no immediate family member who is or has been so employed;

(iv) has not accepted, and has no immediate family member who has accepted, directly or indirectly, during the year of the election for which the nominee candidate was recommended or the calendar years of and immediately preceding the date of the recommendation, any consulting, advisory or other compensatory fee from the recommending shareholder or any member of the recommending shareholder group, as applicable;

(v) is not an executive officer, director, or affiliate of, and does not "control" (as that term is defined by Section 2(a)(9) of the 1940 Act), the recommending shareholder or any member of the recommending shareholder group, as applicable; and

(vi) has not been previously considered as a nominee candidate by the Committee.

4)  Means of Evaluating Nominee Candidates. In evaluating nominee candidates, the Committee may interview the nominee candidate and any references offered by the nominee candidate, and may use such other legal means as it deems helpful and appropriate. The Committee may also engage one or more third parties to conduct reference and background inquiries on nominee candidates.

D.  Oversight of Board Composition. The Committee shall periodically review the size and composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board. The Committee also shall make nominations for membership on all Board committees, shall review Board committee assignments as necessary and shall make recommendations to the Board concerning the responsibilities or establishment of Board committees.

E. Compensation. The Committee shall periodically review trustee compensation and shall recommend any appropriate changes to the Board as a group.

IV.    Meetings and Resources
A.  Meetings. As the Committee's members deem necessary, the Committee shall meet prior to a meeting of the full Board and in special meetings as circumstances require. A majority of the Committee's members shall constitute a quorum for the transaction of business, and a majority of the members present and voting will determine any matter submitted to a vote. The Committee shall ensure that minutes of all Committee meetings are created and maintained.

B.  Resources and Staff Assistance. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to seek the advice of counsel to the Independent Trustees and to retain experts, as it deems appropriate, at the expense of the Fund.

V.    Amendments to the Charter

This Charter may be amended by a vote of a majority of the members of the Committee.

Adopted: October 15, 2004 (amended and restated March 30, 2005)

Exhibit C

Executive Officers and Directors of American Express Financial Corporation
Name and Address*	Principal Occupation
James M. Cracchiolo	President, Director, Chairman of the Board and Chief Executive Officer
Walter S. Berman	Director, Senior Vice President and Treasurer
William F. ("Ted") Truscott	Senior Vice President and Chief Investment Officer

____________________________________

*The address for each officer and director is

James M. Cracchiolo, 200 Vesey Street, World Financial Center, New York, NY 10285

Walter S. Berman, 200 Vesey Street, World Financial Center, New York, NY 10285

William F. ("Ted") Truscott, 172 AXP Financial Center, Minneapolis, MN 55474

Exhibit D

Principal Shareholders of the Trust

Principal Holders of Securities. As of the Record Date the following person(s) owned of record, or were known by the Trust to own beneficially, 5% or more of any class of the Trust's shares.

Name of Fund and Class	Name and Address	Percentage of Class Outstanding (%)	Type of Ownership
Advisory Hedged Opportunity Fund (Shares of Beneficial Interest)	IDS Life Insurance Company ("IDS") 257 AXP Financial Center Minneapolis, MN 55474	62.7%	Direct

Control Persons. By virtue of its ownership of more than 25% of the Trust's outstanding shares, IDS may be deemed to control the Trust and may be in a position to control the outcome of voting on matters as to which Shareholders are entitled to vote (depending on the value of shares then held by other shareholders).